UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 1, 2018

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan (Address of principal executive office)	49525 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) section – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2018, after nearly 9 years of service, Mark Collins, Executive Vice President and General Counsel, will be transitioning into the new role of Corporate Counsel for Independent Bank (“IB”), a wholly-owned subsidiary of Independent Bank Corporation (“Registrant”).  In this new role, Mr. Collins will no longer be an “executive officer” of the Registrant, as defined in Rule 3b.7 of the Exchange Act.

Mr. Collins joined IB in 2009, following a  26 year career with Varnum LLP (a Grand Rapids, Michigan-based law firm).  Mr. Collins’ new role will allow him to transition into retirement, while allowing IB to continue to avail itself of his  experience and expertise.

In this new role, Mr. Collins will report to Robert Shuster, Executive Vice President and Chief Financial Officer, and will continue to support IB with in-house legal services for lending, operations, risk management, vendor management, and litigation management as well as coordinating services from outside legal counsel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: January 2, 2018	/s/ Robert N. Shuster
	By:	Robert N. Shuster
	Its:	Executive Vice President and Chief Financial Officer